EXHIBIT 16.1

                LETTER FROM PARKER & CO. DATED DECEMBER 3, 2003




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                                  PARKER & CO.
                              CHARTERED ACCOUNTANTS
                 200 - 2560 Simpson Road, Richmond B.C. V6X 2P9
                     Tel: (604) 276-9920 Fax: (604) 276-4577






December 3, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Cirond Corporation (f/k/a eXmailit.com)
         Commission File No. 0-49763

Dear Securities and Exchange Commission:

We were previously the principal accountant for Cirond Corporation (f/k/a eXmailit.com) ("Cirond") and we reported on the financial statements of Cirond as of and for the years ended December 31, 2001 and December 31, 2002. On December 1, 2003, were were dismissed as Cirond's principal accountant. We have read Cirond's disclosures under Item 4 of its Form 8-K to be filed with the Commission on or about December 5, 2003, and we agree with all such statements made by Cirond contained in Item 4 of the Form 8-K.

Sincerely,


/s/ PARKER & CO.

Parker & Co.